UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 18, 2003

Commission File Number 0-4281

ALLIANCE GAMING CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	88-0104066 (I.R.S. Employer Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (702) 270-7600

ITEM 2. Acquisitions or Disposition of Assets
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT 99.1

ITEM 2. Acquisitions or Disposition of Assets

On July 18, 2003, Alliance Gaming Corporation (the “Registrant”) completed the sale of 100% of the stock of its wholly-owned subsidiary, Alliance Automaten GmbH & Co. KG, a German corporation doing business as Bally Wulff (“Bally Wulff”) to Orlando Management GmbH, an unaffiliated third party. Total consideration was $16.5 million in cash, which was previously disclosed in a press release, filed on Form 8-K on July 3, 2003, and is incorporated herein by reference. The Share Sale and Transfer Agreement was previously filed on Form 8-K on August 6, 2003, and is incorporated herein by reference. The net cash proceeds from the sale have been utilized for general corporate purposes.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information

Unaudited pro forma financial information for the Registrant is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

(c)	Exhibits

99.1	Unaudited pro forma condensed consolidated balance sheet and statement of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

ALLIANCE GAMING CORPORATION
(Registrant)

By	/s/ Robert Miodunski

President and Chief Executive Officer
(Principal Executive Officer)

By	/s/ Robert L. Saxton

Sr. Vice President, Chief Financial
Officer and Treasurer (Principal
Financial and Accounting Officer)

Date: September 29, 2003